                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     July 31, 1997
                                                --------------------------------


                              MARKET FACTS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                                   0-4781                               36-2061602
----------------------------------------------       -----------------------          ------------------------------------
(State or other jurisdiction of incorporation)       (Commission File Number)         (I.R.S. Employer Identification No.)

 3040 West Salt Creek Lane, Arlington Heights, Illinois                                               60005
--------------------------------------------------------                              ------------------------------------
        (Address of principal executive offices)                                                   (Zip Code)

Registrant's telephone number, including area code     (847) 590-7000
                                                   -----------------------------
                                Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

Pursuant to a Stock Purchase Agreement by and among Market Facts, Inc. ("Company"), Kathleen Knight, Robert Skolnick, Gunilla Broadbent and BAIGlobal, Inc. dated July 31, 1997, the Company acquired all of the outstanding stock of BAIGlobal, an international market research and information company, for $3,590,000 payable at closing and up to $5,000,000 of contingent payments in the form of cash and stock based on BAIGlobal achieving a certain earnings target for the period July 31, 1997 through December 31, 1999. An additional $50,000 was paid at closing relating to noncompete agreements. Immediately after the closing of the transaction, the Company advanced $2,250,000 to BAIGlobal for the purpose of repaying notes payable to selling shareholders. The acquisition will be accounted for under the purchase method of accounting and was financed from borrowings on the Company's line of credit with American National Bank and Trust Company of Chicago and existing cash on hand. The terms of the transaction were determined through arms' length negotiations between the parties.

The Company and BAIGlobal have partnered for the past seven years to market two research products used by major financial services institutions in the United States.

Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.



                         Independent Auditors' Report


The Board of Directors
BAIGlobal, Inc.:


We have audited the accompanying balance sheet of BAIGlobal, Inc. (the "Company") as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BAIGlobal, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             KPMG Peat Marwick LLP

June 23, 1997

                                BAIGLOBAL, INC.

                                 Balance Sheet

                               December 31, 1996


                                Assets (note 3)

Current assets:
  Cash                                                                          $  406,963
  Accounts receivable                                                            2,044,123
  Unbilled work-in-progress                                                        881,705
  Prepaid expenses                                                                 117,268
  Employee loans receivable                                                         50,771
                                                                                ----------
          Total current assets                                                  $3,500,830
                                                                                ----------
Fixed assets:
  Furniture and fixtures                                                           142,068
  Equipment                                                                        517,665
  Leasehold improvements                                                            89,195
                                                                                ----------
                                                                                   748,928
Less:  accumulated depreciation                                                   (378,515)
                                                                                ----------
          Total fixed assets                                                       370,413
                                                                                ----------
Other assets:
  Security deposits                                                                 26,299
  Miscellaneous receivables                                                         27,270
  Deferred taxes                                                                   192,622
                                                                                ----------
          Total other assets                                                       246,191
                                                                                ----------
          Total assets                                                          $4,117,434
                                                                                ==========

                      Liabilities and Stockholders' Equity

Current liabilities:
  Notes payable                                                                    200,000
  Current portion of capital leases payable                                         89,409
  Accounts payable                                                                 837,324
  Accrued expenses                                                               1,230,901
  Deferred income                                                                  926,337
                                                                                ----------
          Total current liabilities                                              3,283,971
                                                                                ----------
Long-term liabilities:
  Long-term portion of capital leases payable                                       63,741
                                                                                ----------
          Total liabilities                                                      3,347,712
                                                                                ----------
Commitments and contingencies
Stockholders' equity:
  Common stock, $.001 par value.  Authorized and issued 552,112 shares                 552
  Capital in excess of par                                                         470,814
  Less:  Treasury stock                                                           (215,835)
  Retained earnings                                                                514,191
                                                                                ----------
          Total stockholders' equity                                               769,722
                                                                                ----------
          Total liabilities and stockholders' equity                            $4,117,434
                                                                                ==========

See accompanying notes to financial statements.

                                BAIGLOBAL, INC.

                   Statement of Income and Retained Earnings

                          Year ended December 31, 1996



Income                                                     $ 11,665,395
Cost of operations                                            6,990,950
                                                           ------------
            Gross profit                                      4,674,445

Less:Selling expenses                                           578,015
     General and administrative expenses                      3,091,185
     Incentive compensation                                   1,140,457
     Occupancy expenses                                         227,388
                                                           ------------
            Operating loss                                     (362,600)

Other income                                                     28,335
Interest and dividend income                                      7,693
                                                           ------------
            Loss before income taxes                           (326,572)

Income tax benefit                                              150,054
                                                           ------------
            Net loss                                           (176,518)

Retained earnings at beginning of year                          700,709
Dividends declared                                              (10,000)
                                                           ------------

Retained earnings at end of year                           $    514,191
                                                           ============

See accompanying notes to financial statements.

                                BAIGLOBAL, INC.

                            Statement of Cash Flows

                         Year ended December 31, 1996

Cash flows from operating activities:
    Net loss                                                          $(176,518)
    Adjustments to reconcile net loss to net cash provided by
      operating activities:
        Depreciation expense                                            116,884
        Non-cash compensation                                           418,744
        Change in operating assets and liabilities:
            Increase in prepaid expenses                                (15,027)
            Increase in accounts receivable                            (717,108)
            Increase in accrued expenses                                556,132
            Increase in accounts payable                                210,048
            Decrease in taxes payable                                    (6,687)
            Increase in other assets                                   (166,696)
            Decrease in earned income adjustment                       (113,529)
                                                                      ---------
                Net cash provided by operating activities               106,243
                                                                      ---------
Cash flows from investing activities:
    Capital expenditures                                               (169,962)
                                                                      ---------
                Net cash used in investing activities                  (169,962)
                                                                      ---------
Cash flows from financing activities:
    Payments on employee loan receivable                                 16,677
    Employee loan receivable additions                                  (13,281)
    Proceeds from exercise of stock options                                 622
    Capital lease payments                                              (41,636)
    Principal borrowings                                                200,000
                                                                      ---------
                Net cash provided by financing activities               162,382
                                                                      ---------
                Net increase in cash                                     98,663

Cash at beginning of year                                               308,300
                                                                      ---------
Cash at end of year                                                   $ 406,963
                                                                      =========


See accompanying notes to financial statements.

                                BAIGLOBAL, INC.

                         Notes to Financial Statements

                               December 31, 1996


(1)  Organization

     BAIGlobal, Inc. (the "Company"), formed in 1969, is organized under the laws of the State of New York. The Company provides a variety of market research services including market/sizing/segmentation; diagnostic tracking; strategic problem solving and sophisticated qualitative research. The Company also specializes in new product development and provides study reports to the financial services industry. The Company has created an international division which has full service market research capabilities. The multilingual staff has extensive research experience in Europe, Asia, Latin America, and the Middle East/Africa.


(2)  Summary of Significant Accounting Policies

     (a)  Revenue Recognition

          The Company recognizes contract revenue using the percentage of completion method. Each project or study is placed into a project tracking system on a budget basis. Each project is tracked to completion. This project costing system matches earned income with related costs on a consistent basis. Income and/or expenses are either accrued or deferred depending upon the percentage of completion of each study. The completed jobs are reviewed by management to account for differences between budget and actual results. The accrued income is shown as Unbilled Work-in-Progress and unearned income for projects billed but not earned is shown as Deferred Income.


     (b)  Fixed Assets

          Fixed assets are being depreciated in accordance with the Internal Revenue Service modified accelerated cost recovery system over the estimated useful lives of the related assets. While the modified accelerated cost recovery system is not in accordance with generally accepted accounting principles, the difference is not material.

          Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.


     (c)  Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                                BAIGLOBAL, INC.

(2), Continued

     (d)  Use of Estimates

          The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.


     (e)  Fair Value at Financial Statements

          The carrying amount at cash, accounts receivable, employee loans receivable, accounts payable, accrued expenses and notes payable approximated fair value because of the relatively short maturity of these instruments.


(3)  Notes Payable

     The Company has a $500,000 line of credit of which $200,000 was owed on the line of credit as of December 31, 1996. Bank advances on the credit line are payable on demand and carry an interest rate of prime plus 1.0%. The credit line is secured by substantially all corporate assets.


(4)  Capital Leases Payable

     Capital leases payable at December 31, 1996 consist of the follows:

          Note payable to AT&T Credit Corp., payable in monthly installments of $988.76, including interest of 14.4%, collateralized by a telephone system. Final payment is due March 27, 1999.

          Note payable to Citibank, payable in monthly installments of $6,429.98 including interest of 9.75%, collateralized by computer equipment. Final payment is due May 23, 1998.

          Note payable to Advanta, payable in monthly installments of $1,108.07 including interest of 11.75%, collateralized by equipment. Final payment is due July 20, 1999.

     Maturities of capital leases payable at December 31, 1996 are as follows:

          Year ending December 31,                           Amount
          ------------------------                          --------
                    1997                                    $102,322
                    1998                                      57,761
                    1999                                      10,222
                                                            --------
                    Minimum lease payments                   170,305
                    Less amounts representing interest        17,155
                                                            --------
                    Present value of minimum lease
                      payments under capital leases         $153,150
                                                            ========

                                BAIGLOBAL, INC.

(5)  Stockholders' Equity

     On November 1, 1996, the number of shares of outstanding common stock was increased from 490,000 to 552,112 shares. Additionally, $418,744 of capital in excess of par was recognized in connection with the stock purchase and stock option agreement (see note 6).


(6)  Stock Purchase Agreement and Stock Option Agreement

     On November 1, 1996, the Company entered into a stock purchase agreement with two key employees. The agreement authorized the purchase of 41,408 shares and 20,704 shares by such employees, respectively, on November 1, 1996 with a purchase price of $.10 per share. As a result, $289,442 of non-cash compensation has been recorded for the year ended December 31, 1996 for the differences between the purchase price and the fair market value of the Company's common stock.

     The stock purchase agreement also authorized grants of options to these two key employees to purchase up to 225,865 and 112,932 additional shares, respectively, at $.10 per share. These options are granted evenly over a three-year period and are conditioned on continuous employment and the attainment of certain net income objectives. As a result, $129,302 of non-cash compensation has been recorded as of December 31, 1996 relative to the performance based options that have partially achieved their performance objective.

     As of December 31, 1996, the Board of Directors declared a $10,000 dividend to the stockholders of record.


(7)  Defined Contribution Plan

     The Company sponsors a defined contribution profit sharing plan and a 401(k) plan covering substantially all of its employees. Company contributions are determined as a percentage of each covered employee's salary and totaled $98,388 in 1996.


(8)  Buy-Sell Agreement

     The Company has entered into an agreement with its three principal stockholders that obligates the Company, upon the death of any of the stockholders, to purchase the deceased stockholder's stock in the Company. The purchase price is established by formula and is partially insured.


(9)  Incentive Compensation

     The Company has developed a system of calculating and awarding bonuses based upon actual results of certain profit centers. The incentive compensation is based upon various formulas and is variable in nature and is dependent on the net income generated by a given profit center less the related direct costs and allocated overhead.

                                BAIGLOBAL, INC.

(10)  Long-Term Commitments

      The Company has an operating lease agreement for office space located in Tarrytown, NY which expires March 1, 2004. The future minimum annual rental commitments are as follows:

                 Year ending December 31,           Amount
                 ------------------------         ----------
                          1997                    $  200,510
                          1998                       209,549
                          1999                       237,939
                          2000                       243,617
                          Thereafter                 811,112
                                                  ----------
                                                  $1,702,727
                                                  ==========

      Rent expense for the year ended December 31, 1996 was $200,124.

(11)  Income Taxes

      The Company realized a current tax expense of $42,568 and a deferred tax benefit of $192,622 for the year ended December 31, 1996.

      The income tax benefit attributable to the loss before income taxes differs from the amount that would be computed by applying the Federal statutory rate due to state and local taxes and a temporary difference related to non-cash compensation.

(12)  Concentration of Credit Risk

      The Company maintains its cash balances in one financial institution located in Westchester County, New York. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1996, the Company's cash balances uninsured by FDIC totaled $299,750.

      Concentration of credit with respect to trade receivables exists because the following clients account for greater than 10% of outstanding trade receivables at December 31, 1996:

                 Client 1:                $  660,017       32%
                 Client 2:                   227,300       11
                 Client 3:                   215,153       11
                                          ----------       --
                                          $1,102,470       54%
                                          ==========       ==

      In addition, concentrations in the area of large sales volume to a limited number of clients exist. The five largest clients, in terms of volume, account for approximately 50% of gross billings. The clients so referenced above are Fortune 500 Companies.

                                BAIGLOBAL, INC.

(13)  Supplemental Cash Flow Information

      Cash expended for interest and income taxes for the year ended December 31, 1996 was $23,753 and $74,704, respectively.

      During the year ended December 31, 1996, the Company had non-cash financing activities related to the recognition of compensation expense of $418,744 relative to stock options granted to two key employees and the declaration of dividends of $10,000.

(14)  Subsequent Event

      The Company has commenced negotiations with Market Facts Inc. regarding the potential sale of the Company for approximately $6,000,000, including the assumption of debt. Additionally, contingent consideration of up to $5,000,000 may be payable upon the attainment of certain operational objectives through December 31, 1999.

                                BAIGLOBAL, INC.

                                 Balance Sheets

                                                       June 30,     December 31,
                        Assets                           1997           1996
                                                      -----------   ------------
                                                      (Unaudited)
Current assets:
  Cash                                                $  145,449     $  406,963
  Accounts receivable                                  2,231,007      2,044,123
  Unbilled work-in-progress                              683,441        881,705
  Prepaid expenses                                       138,041        117,268
  Employee loans receivable                                6,137         50,771
                                                      ----------     ----------
      Total current assets                             3,204,075      3,500,830
                                                      ----------     ----------
Fixed assets:
  Furniture and fixtures                                 140,370        142,068
  Equipment                                              556,560        517,665
  Leasehold improvements                                  89,195         89,195
                                                      ----------     ----------
                                                         786,125        748,928
Less: accumulated depreciation                          (435,329)      (378,515)
                                                      ----------     ----------
      Total fixed assets                                 350,796        370,413
                                                      ----------     ----------
Other assets:
  Security deposits                                       25,878         26,299
  Miscellaneous receivables                               14,332         27,270
  Deferred taxes                                         598,434        192,622
  Other                                                   22,635            --
                                                      ----------     ----------
      Total other assets                                 661,279        246,191
                                                      ----------     ----------
      Total assets                                    $4,216,150     $4,117,434
                                                      ==========     ==========

          Liabilities and Stockholders' Equity

Current liabilities:
  Notes payable                                              --         200,000
  Current portion of capital leases payable               87,893         89,409
  Accounts payable                                     1,095,758        837,324
  Accrued expenses                                     1,046,042      1,230,901
  Deferred income                                        789,176        926,337
                                                      ----------     ----------
      Total current liabilities                        3,018,869      3,283,971
                                                      ----------     ----------
Long-term liabilities:
  Long-term portion of capital leases payable             21,747         63,741
                                                      ----------     ----------
      Total liabilities                                3,040,616      3,347,712
                                                      ----------     ----------
Stockholders' equity:
  Common stock, $.001 par value. Authorized and
   issued 552,112 shares                                     552            552
  Capital in excess of par                             1,353,013        470,814
  Less:  Treasury stock                                 (215,835)      (215,835)
  Retained earnings                                       37,804        514,191
                                                      ----------     ----------
      Total stockholders' equity                       1,175,534        769,722
                                                      ----------     ----------
      Total liabilities and stockholders' equity      $4,216,150     $4,117,434
                                                      ==========     ==========

See accompanying note to financial statements.

                                BAIGLOBAL, INC.

                   Statements of Income and Retained Earnings

                                                          Six Months Ended June 30,
                                                             1997           1996
                                                          ----------     ----------
                                                                (Unaudited)
Income                                                    $6,196,225     $5,681,961
Cost of operations                                         3,676,577      3,468,133
                                                          ----------     ----------
               Gross profit                                2,519,648      2,213,828

Less:  Selling expenses                                      347,093        270,711
       General and administrative expenses                 2,485,990      1,432,127
       Incentive compensation                                446,354        689,384
       Occupancy expenses                                    119,813        113,977
                                                          ----------     ----------
               Operating loss                               (879,602)      (292,371)

Other income                                                   4,000         25,000
Interest and dividend income                                   6,823          4,163
                                                          ----------     ----------
               Loss before income taxes                     (868,779)      (263,208)

Income tax benefit                                           392,392              -
                                                          ----------     ----------
               Net loss                                     (476,387)      (263,208)

Retained earnings at beginning of period                     514,191        700,711
                                                          ----------     ----------

Retained earnings at end of period                        $   37,804        437,503
                                                          ==========     ==========

See accompanying note to financial statements.

                                BAIGLOBAL, INC.

                           Statements of Cash Flows

                                                                     Six Months Ended June 30,
                                                                       1997            1996
                                                                    ----------      ----------
                                                                           (Unaudited)
Cash flows from operating activities:
  Net loss                                                          $(476,387)      $(263,208)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation expense                                             60,736          53,869
      Non-cash compensation                                           882,199            -
      Change in operating assets and liabilities:
        Increase  in prepaid expenses                                 (20,773)        (64,993)
        Increase in accounts receivable                              (186,884)       (233,965)
        Increase (decrease)  in accrued expenses                     (174,859)        600,734
        Increase  in accounts payable                                 258,434         313,809
        Decrease  in taxes payable                                       -             (6,687)
        (Increase) decrease  in other assets                         (415,088)         12,050
        Increase (decrease)  in earned income adjustment               61,103        (578,767)
                                                                    ---------       ---------

           Net cash used in operating activities                      (11,519)       (167,158)
                                                                    ---------       ---------

Cash flows used in investing activities -
  Capital expenditures                                                (41,119)       (109,807)
                                                                    ---------       ---------

Cash flows from financing activities:
  Payments on employee loan receivable                                 45,634           4,167
  Employee loan receivable additions                                   (1,000)         (2,140)
  Capital lease payments                                              (43,510)        (34,635)
  Proceeds from short-term borrowings                                    -            150,000
  Repayment of short-term borrowings                                 (200,000)           -
  Dividends paid                                                      (10,000)           -
                                                                    ---------       ---------

           Net cash provided by (used in) financing activities       (208,876)        117,392
                                                                    ---------       ---------

           Net decrease in cash                                      (261,514)       (159,573)

Cash at beginning of period                                           406,963         308,300
                                                                    ---------       ---------

Cash at end of period                                               $ 145,449       $ 148,727
                                                                    =========       =========

See accompanying note to financial statements.

                                BAIGLOBAL, INC.

                    Note to Financial Statements (Unaudited)



(1)  Basis of Presentation

     The accompanying unaudited interim financial statements of BAIGlobal, Inc. reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. All such adjustments are of a normal recurring nature.

     These financial statements should be read in conjunction with BAIGlobal, Inc.'s audited financial statements and notes thereto for the year ended December 31, 1996 included elsewhere herein.

(b)  Pro forma financial information.


                      Market Facts, Inc. and Subsidiaries
             Pro Forma Condensed Consolidated Financial Statements


The following pro forma condensed consolidated balance sheet presents the pro forma financial position of Market Facts, Inc. and BAIGlobal, Inc. as of June 30, 1997, assuming the acquisition and additional borrowings under the existing line of credit had been consummated as of June 30, 1997.

The following pro forma condensed consolidated statements of earnings for the year ended December 31, 1996 and the six months ended June 30, 1997 present the pro forma results of operations of Market Facts, Inc. and BAIGlobal, Inc. assuming the acquisition and additional borrowings under the existing line of credit had been consummated as of January 1, 1996.

These pro forma condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed on Form 10-K and BAIGlobal, Inc.'s financial statements and notes thereto included elsewhere in this Form 8-K. The pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of earnings do not necessarily reflect actual results which may have occurred if the acquisition had taken place at the beginning of the periods presented, nor are they indicative of the results of future combined operations.

                      Market Facts, Inc. and Subsidiaries

                Pro Forma Condensed Consolidated Balance Sheet

                              As of June 30, 1997

                                                       Market Facts    BAIGlobal,
                                                           Inc.           Inc.
                                                        Historical     Historical      Pro Forma       Pro Forma
                                                        Statements     Statements     Adjustments       Results
                                                       ------------    ----------    -------------    -----------
Current Assets:
    Cash and cash equivalents                          $    484,508       145,449      (629,957)(e)           ---
    Certificates of deposit                                  50,000           ---           ---            50,000
    Accounts receivable:
        Trade, less allowance for doubtful accounts      15,069,145     2,231,007      (485,094)(a)    16,815,058
        Other                                               156,935         6,137           ---           163,072
    Notes receivable                                        184,575           ---           ---           184,575
    Revenue earned on contracts in progress in
      excess of billings                                  4,449,587       683,441      (124,081)(a)     5,008,947
    Deferred income taxes                                   979,052           ---           ---           979,052
    Prepaid expenses and other assets                       392,003       138,041           ---           530,044
------------------------------------------------------------------------------------------------------------------
            Total Current Assets                       $ 21,765,805     3,204,075    (1,239,132)       23,730,748
------------------------------------------------------------------------------------------------------------------

Property, at cost                                        29,376,588       786,125           ---        30,162,713
    Less accumulated depreciation and amortization      (12,270,879)     (435,329)          ---       (12,706,208)
------------------------------------------------------------------------------------------------------------------
            Net Property                               $ 17,105,709       350,796           ---        17,456,505
------------------------------------------------------------------------------------------------------------------

Other Assets:
    Goodwill                                                494,841           ---     3,886,560 (b)     4,381,401
    Deferred income taxes                                       ---       598,434       927,906 (b)     1,526,340
    Other noncurrent assets                                 210,000        62,845        50,000 (c)       322,845
------------------------------------------------------------------------------------------------------------------
            Total Other Assets                         $    704,841       661,279     4,864,466         6,230,586
------------------------------------------------------------------------------------------------------------------

            Total Assets                               $ 39,576,355     4,216,150     3,625,334        47,417,839
==================================================================================================================

See accompanying notes to pro forma condensed consolidated financial statements.

                      Market Facts, Inc. and Subsidiaries
                Pro Forma Condensed Consolidated Balance Sheet
                              As of June 30, 1997

                                                              Market Facts,    BAIGlobal,
                                                                  Inc.            Inc.
                                                               Historical      Historical      Pro Forma         Pro Forma
                                                               Statements      Statements     Adjustments         Results
                                                              ------------     ----------    -------------      ----------
Current Liabilities:
 Cash overdraft                                              $     ---            ---         2,260,043 (e)      2,260,043
 Accrued expenses                                               6,943,743      1,046,042       (290,976)(a)      7,848,809
                                                                                                150,000 (d)
 Billings in excess of revenues earned
  on contracts in progress                                      5,668,411        789,176         (1,510)(a)      6,456,077
 Accounts payable                                               2,463,759      1,095,758       (485,094)(a)      3,074,423
 Short-term borrowings                                            830,338         ---         3,000,000 (e)      3,830,338
 Current portion of obligations under capital leases              190,269         87,893         ---               278,162
 Income taxes                                                     140,291         ---            ---               140,291
 Current portion of long-term debt                                123,972         ---            ---               123,972
--------------------------------------------------------------------------------------------------------------------------
             Total Current Liabilities                       $ 16,360,783      3,018,869      4,632,463         24,012,115
--------------------------------------------------------------------------------------------------------------------------

Long-Term Liabilities:
 Long-term debt                                                10,235,167         ---            ---            10,235,167
 Obligations under capital leases, noncurrent portion             381,079         21,747         ---               402,826
 Deferred income taxes                                             63,773         ---            ---                63,773
--------------------------------------------------------------------------------------------------------------------------
             Total Long-Term Liabilities                     $ 10,680,019         21,747         ---            10,701,766
--------------------------------------------------------------------------------------------------------------------------
             Total Liabilities                               $ 27,040,802      3,040,616      4,632,463         34,713,881
--------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
 Preferred stock                                                   ---            ---
 Common stock                                                   8,966,258            552           (552)(f)      8,966,258
 Capital in excess of par value                                 9,497,671      1,353,013     (1,353,013)(f)      9,497,671
 Cumulative foreign currency translation                          (85,740)        ---            ---               (85,740)
 Retained earnings                                              8,765,255         37,804        130,601 (f)      8,933,660
--------------------------------------------------------------------------------------------------------------------------
                                                             $ 27,143,444      1,391,369     (1,222,964)        27,311,849
--------------------------------------------------------------------------------------------------------------------------
 Less treasury common stock                                   (13,891,966)      (215,835)       215,835 (f)    (13,891,966
 Less other transactions involving common stock                  (715,925)        ---            ---              (715,925)
--------------------------------------------------------------------------------------------------------------------------
             Total Stockholders' Equity                      $ 12,535,553      1,175,534     (1,007,129)        12,703,958
--------------------------------------------------------------------------------------------------------------------------
             Total Liabilities and Stockholders' Equity      $ 39,576,355      4,216,150      3,625,334         47,417,839
==========================================================================================================================

See accompanying notes to pro forma condensed consolidated financial statements.

                      Market Facts, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Earnings
                     For the Year Ended December 31, 1996



                                                            Market Facts,  BAIGlobal,
                                                               Inc.           Inc.
                                                            Historical     Historical       Pro Forma        Pro Forma
                                                            Statements     Statements      Adjustments        Results
                                                            -----------    -----------    --------------     ----------
Revenue                                                     $83,795,562    11,665,395     (1,244,585) (g)    94,216,372
-----------------------------------------------------------------------------------------------------------------------
Direct Costs:
  Payroll                                                    16,167,308     1,948,745            ---         18,116,053
  Other expenses                                             32,015,577     5,042,205       (988,906) (g)    36,068,876
-----------------------------------------------------------------------------------------------------------------------
          Total                                             $48,182,885     6,990,950       (988,906)        54,184,929
-----------------------------------------------------------------------------------------------------------------------
          Gross Margin                                      $35,612,677     4,674,445       (255,679)        40,031,443
-----------------------------------------------------------------------------------------------------------------------
Operating Expenses:
  Selling                                                     2,600,727       578,015       (335,500) (g)     2,843,242
  General and administrative                                 23,562,810     4,337,018       (141,400) (h)    27,923,890
                                                                                             155,462  (j)
                                                                                              10,000  (k)
  Contributions to profit-sharing trust and employee
    stock ownership plans                                     1,051,192        98,388            ---          1,149,580
-----------------------------------------------------------------------------------------------------------------------
          Total                                             $27,214,729     5,013,421       (311,438)        31,916,712
-----------------------------------------------------------------------------------------------------------------------
          Income from operations                            $ 8,397,948      (338,976)        55,759          8,114,731
-----------------------------------------------------------------------------------------------------------------------
Other Income (Expense):
  Interest expense                                           (1,214,445)      (23,624)      (255,000) (l)    (1,439,069)
  Interest income                                               126,008         7,693            ---            133,701
  Other income, net                                              75,145        28,335            ---            103,480
-----------------------------------------------------------------------------------------------------------------------
          Total                                             $(1,013,292)       12,404       (255,000)        (1,255,888)
-----------------------------------------------------------------------------------------------------------------------
Income Before Provision For Income Taxes                    $ 7,384,656      (326,572)      (199,241)         6,858,843
Provision For Income Taxes                                    3,107,000      (150,054)       (20,138) (m)     2,936,808
-----------------------------------------------------------------------------------------------------------------------
Net Income                                                  $ 4,277,656      (176,518)      (179,103)         3,922,035
-----------------------------------------------------------------------------------------------------------------------

Pro Forma Adjustments to Compensation Expense:
  Contractual reductions to be made in officers' salaries                                                   $   852,180  (n)
  Noncash stock-related compensation                                                                            418,744  (o)
  Related income taxes                                                                                         (584,625) (p)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                686,299
-----------------------------------------------------------------------------------------------------------------------
Pro Forma Net Income After Adjustments
  to Compensation Expense                                                                                   $ 4,608,334
=======================================================================================================================

Earnings Per Share                                          $      0.57                                            0.52
=======================================================================================================================

Pro Forma Earnings Per Share After Adjustments
  to Compensation Expense                                                                                   $      0.61
=======================================================================================================================

Common and Common Equivalent Shares                           7,510,822                                       7,510,822
=======================================================================================================================

See accompanying notes to pro forma condensed consolidated financial statements.

                      Market Facts, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Earnings
                    For the Six Months Ended June 30, 1997

                                                          Market Facts,     BAIGlobal,
                                                              Inc.            Inc.
                                                           Historical       Historical     Pro Forma        Pro Forma
                                                           Statements       Statements     Adjustments       Results
                                                           -----------      ----------     ----------       ----------
Revenue                                                   $46,834,647       6,196,225      (624,731)(g)     52,406,141
----------------------------------------------------------------------------------------------------------------------
Direct Costs:
  Payroll                                                   8,620,032         977,164         ---            9,597,196
  Other expenses                                           17,316,313       2,699,413      (472,308)(g)     19,543,418
----------------------------------------------------------------------------------------------------------------------
      Total                                               $25,936,345       3,676,577      (152,423)        29,140,614
----------------------------------------------------------------------------------------------------------------------
      Gross Margin                                        $20,898,302       2,519,648      (152,423)        23,265,527
----------------------------------------------------------------------------------------------------------------------
Operating Expenses:
  Selling                                                   1,584,631         347,093      (180,563)(g)      1,751,161
  General and administrative                               14,737,838       3,033,135      (262,779)(h)     17,367,979
                                                                                           (222,946)(i)
                                                                                             77,731 (j)
                                                                                              5,000 (k)
  Contributions to profit-sharing trust and employee
    stock ownership plans                                     765,469           9,074           ---            774,543
----------------------------------------------------------------------------------------------------------------------
      Total                                               $17,087,938       3,389,302      (583,557)        19,893,683
----------------------------------------------------------------------------------------------------------------------
      Income from operations                              $ 3,810,364        (869,654)      431,134          3,371,844
----------------------------------------------------------------------------------------------------------------------
Other Income (Expense):
  Interest expense                                           (542,861)         (9,948)     (127,500)(l)       (680,309)
  Interest income                                              32,245           6,823           ---             39,068
  Other income, net                                            46,911           4,000           ---             50,911
----------------------------------------------------------------------------------------------------------------------
      Total                                               $  (463,705)            875      (127,500)          (590,330)
----------------------------------------------------------------------------------------------------------------------
Income Before Provision For Income Taxes                  $ 3,346,659        (868,779)      303,634          2,781,514
Provision For Income Taxes                                  1,431,466        (392,392)      175,428 (m)      1,214,502
----------------------------------------------------------------------------------------------------------------------
Net Income                                                $ 1,915,193        (476,387)      128,206          1,567,012
----------------------------------------------------------------------------------------------------------------------

Pro Forma Adjustments to Compensation Expense:
  Contractual reductions to be made in officers' salaries                                                   $  237,195 (n)
  Noncash stock-related compensation                                                                           882,199 (o)
  Related income taxes                                                                                        (514,921)(p)
----------------------------------------------------------------------------------------------------------------------
                                                                                                               604,473
----------------------------------------------------------------------------------------------------------------------
Pro Forma Net Income After Adjustments
  to Compensation Expense                                                                                   $2,171,485
======================================================================================================================

Earnings Per Share                                         $     0.27                                             0.22
======================================================================================================================

Pro Forma Earnings Per Share After Adjustments
  to Compensation Expense                                                                                   $     0.30
======================================================================================================================

Common and Common Equivalent Shares                         7,138,188                                        7,138,188
======================================================================================================================

See accompanying notes to pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements
--------------------------------------------------------------

Note 1
------

In July 1997, BAIGlobal entered into a recapitalization agreement with its shareholders pursuant to which two shareholders exchanged shares and options to purchase shares of Class A common stock for shares and options to purchase shares of Class B common stock. Under the agreement, all outstanding options became fully vested. The shareholders sold a portion of their options to BAIGlobal for notes payable totaling $2,250,000 and the remaining options were exercised. As a result of these transactions, BAIGlobal recorded noncash compensation expense of $1,792,039 that is not reflected in the pro forma condensed consolidated statement of earnings for the six months ended June 30, 1997. In addition, deferred income taxes of $927,906 were recorded in July 1997 based on these transactions. The additional deferred income taxes have been reflected as an adjustment to the pro forma condensed consolidated balance sheet as of June 30, 1997.


Note 2
------

On July 31, 1997, the Company completed the acquisition of all the outstanding stock of BAIGlobal, Inc., an international market research and information company, for $3,590,000 payable at closing and up to $5,000,000 of contingent payments in the form of cash and stock based on BAIGlobal achieving a certain earnings target for the period July 31, 1997 through December 31, 1999. An additional $50,000 was paid at closing relating to noncompete agreements. Immediately after the closing of the transaction, the Company advanced $2,250,000 to BAIGlobal for the purpose of repaying notes payable to selling shareholders. The acquisition was accounted for under the purchase method of accounting.

The preliminary allocation of the purchase price represents an estimate of the fair values of the assets acquired and liabilities assumed including estimated professional fees and other acquisition expenses expected to be incurred. The excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed has been recorded as goodwill. These preliminary allocations of purchase price are subject to further adjustments, however, the Company does not expect the estimated values to change materially upon finalization of the allocation of the purchase price.

The pro forma adjustments reflect the following:

(a) Represents the elimination of all intercompany billed and unbilled receivable and payable balances outstanding as of June 30, 1997. The Company has provided market research services to BAIGlobal for the past seven years.

(b) Represents the excess of the purchase price over the estimated fair value of the net assets acquired and an increase in deferred income taxes as described in Note 1.

(c) Represents the amounts paid for noncompete agreements.

(d) Represents an accrual for estimated professional fees and other acquisition expenses expected to be incurred.

(e) Represents the amount financed through the Company's existing line of credit and cash. It should be noted that due to significant accounts receivable collections during July the Company's cash balance was sufficient at July 31, 1997 to avoid a cash overdraft position.

(f) Represents the elimination of the stockholders' equity balances of BAIGlobal.

(g) Represents the elimination of intercompany purchases, sales and commissions. See adjustment (a) above.

(h) Represents the elimination of BAIGlobal expenses related to consulting and noncompete agreements with a former shareholder that were terminated at the date of the acquisition.

(i) Represents the elimination of professional fees incurred by BAIGlobal directly related to the acquisition.

(j) Represents the amortization of goodwill on a straight-line basis over 25 years.

(k) Represents the amortization of the noncompete agreements on a straight-line basis over 5 years.

(l) Represents interest expense at 8.5% on the $3,000,000 borrowed to fund the acquisition.

(m) Represents the tax effect of the pro forma adjustments using a statutory rate of 46%.

(n) The Company entered into employment agreements with three of BAIGlobal's officers effective on the date of the acquisition. The agreements reduce the salaries and bonuses previously paid to these officers. This adjustment represents those contractual salary and bonus reductions.

(o) The Company has made it a practice of not issuing stock or granting stock options at amounts below fair market value. This adjustment represents the elimination of noncash compensation expense recorded by BAIGlobal associated with the sale of stock and grant of options to key employees at amounts below fair market value.

(p) Represents the tax effect of pro forma adjustments (n) and (o) using a statutory rate of 46%.


Note 3
------

The purchase price includes up to $5,000,000 of contingent payments in the form of cash and stock based on BAIGlobal achieving a certain earnings target for the period July 31, 1997 through December 31, 1999. Twenty percent of the contingent payment total is subject to the continuous employment of the selling shareholders through December 31, 1999, with certain specified exceptions. When the Company has determined that the payment of the compensation is probable, up to $1,000,000 of expense will be recorded through December 31, 1999 in a systematic and rational fashion. An additional $4,000,000 will be recorded as goodwill at the time the Company has determined beyond a reasonable doubt that such contingent consideration will be paid. The annual effect of the additional $4,000,000 of goodwill over a 25 year period is a decrease in net income of $160,000.



(c)  Exhibits.

See Index to Exhibits immediately following the signature page.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Market Facts, Inc.
                                          ------------------
                                             (Registrant)



Date:   August 14, 1997                /s/ Timothy J. Sullivan
        ---------------                -----------------------
                                         Timothy J. Sullivan
                                   Senior Vice President, Treasurer
                                       and Assistant Secretary
                                    (Principal Financial Officer)

Date:   August 14, 1997                 /s/ Anthony J. Solarz
        ---------------                 ---------------------
                                          Anthony J. Solarz
                                              Controller
                                    (Principal Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit Number  Description
--------------  -----------

    (2) Stock Purchase Agreement by and among Market Facts, Inc., Kathleen Knight, Robert Skolnick, Gunilla Broadbent and BAIGlobal, Inc. dated as of July 31 1997.

    (3)(a)      Restated Certificate of Incorporation (3), as amended. (1)

    (3)(b)      By-laws as Amended and Currently in Effect. (2)

    (4)(a) Article Fourth of Restated Certificate of Incorporation is included in Exhibit (3)(a) above. (3)

    (4)(b)      Rights Agreement as Amended and Currently in Effect. (4)

    (4)(c) Certificate of Designation, Preferences and Rights of Series B Preferred Stock. (5)

    (10.1)      Employment Agreement with Kathleen Knight.

    (10.2)      Employment Agreement with Robert Skolnick.

    (10.3)      Employment Agreement with Gunilla Broadbent.

    (23)        Consent of KPMG Peat Marwick LLP.
__________________

(1) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(3) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

(4) Incorporated by reference to Registrant's Form 8-A dated July 3, 1996, commission file number 0-04781.

(5) Incorporated by reference to Exhibit No. 99(c)(4) of Registrant's Schedule 13E-4 dated June 11, 1996, commission file number 5-20859.